SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - January 26, 2004

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant.
           _________________________________

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.
           _____________________________________

           Not Applicable.

Item 3.    Bankruptcy or Receivership.
           ___________________________

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.
           ______________________________________________

           Not Applicable.

Item 5.    Other Events.
           _____________

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.
           _______________________________________

           Not Applicable.

Item 7.    Financial Statements and Exhibits.
           __________________________________

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.
           ______________________

           Not Applicable.

Item 9.    Regulation FD Disclosure.
           _________________________

           Not Applicable.

Item 12.   Results of Operations and Financial Condition.
           ______________________________________________

           On January 26, 2004, Union National Financial Corporation issued a press release reporting record 2003 earnings, fourth quarter earnings and announces first quarter cash dividend. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: January 26, 2004      /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer

                            EXHIBIT INDEX


Exhibit                                 Page

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

     Union National Financial Corporation Reports Record 2003
     ________________________________________________________

 Earnings, Reports Fourth Quarter Earnings and Announces Fourth
 ______________________________________________________________

                       Quarter Cash Dividned
                       _____________________

Mount Joy, Pennsylvania, January 26, 2004. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, reported record earnings of $3,216,000 for 2003, as compared to $3,160,000 for 2002. Basic earnings per share amounted to $1.29 and diluted earnings per share amounted to $1.27, as compared to basic earnings per share of $1.24 and diluted earnings per share of $1.23 for 2002. Net income for the fourth quarter of 2003 amounted to $745,000, as compared to $809,000 for the fourth quarter of 2002. Basic and diluted earnings per share for the fourth quarter of 2003 were 30 cents, as compared to 32 cents per share for the same period of 2002.

The increase in earnings for the year ended December 31, 2003, can be primarily attributed to an increase in other operating income which was partially offset by an increase in the provision for loan losses, an increase in other operating expenses and a moderate decrease in net interest income. Impacting other operating income was an increase in income from mortgage banking activities which increased by $442,000 for the year ended December 31, 2003, as compared to 2002. Also impacting other operating income for 2003 was an increase in commission income from the sale of alternative investment products, an increase in service charges on deposit accounts and an increase in earnings from bank-owned life insurance.

The decrease in earnings for the fourth quarter of 2003 can be primarily attributed to an increase in the provision for loan losses and an increase in other operating expenses which were partially offset by an increase in other operating income. The increase in the provision for loan losses was primarily due to an additional provision related to a purchase of approximately $12,000,000 in loans during the fourth quarter of 2003.
Impacting other operating expenses were costs associated with the opening of a new office location at 38 East Roseville Road in Manheim Township during the quarter.

The Board of Directors of Union National Financial Corporation approved the payment of its first regular quarterly cash dividend for 2004. The cash dividend of 16 cents per share is payable on February 20, 2004, to stockholders of record on February 5, 2004. As previously announced, this is in accordance with a change to Union National's dividend payment schedule. Cash dividends, when declared by the Board of Directors, will be payable on the 20th day of February, May, August and November. Previously, dividends were paid on the 5th of the respective months.



FINANCIAL HIGHLIGHTS      Year Ended
____________________      __________

              December 31, 2003  December 31, 2002 Percent Change
              _________________  _________________ ______________
Net Interest Income $11,331,000        $11,454,000          -1.1%
Provision for
  Loan Losses           274,000            184,000          48.9%
Other Operating
  Income              4,221,000          3,175,000          32.9%
Other Operating
   Expenses          11,381,000         10,549,000           7.9%
Net Income            3,216,000          3,160,000           1.8%



Per Share Information:
______________________
Earnings Per Share -
   Basic                  $1.29              $1.24           4.0%
Earnings Per Share -
   Assuming Dilution       1.27               1.23           3.3%

                         Three Months Ended
                         __________________
              December 31, 2003  December 31, 2002 Percent Change
              _________________  _________________ ______________
Net Interest Income  $2,923,000         $2,879,000           1.5%
Provision for
   Loan Losses          159,000             57,000         178.9%
Other Operating
   Income             1,078,000            840,000          28.3%
Other Operating
   Expenses           2,980,000          2,660,000          12.0%
Net Income              745,000            809,000          -7.9%

Per Share Information:
______________________
Earnings Per Share -
   Basic                  $0.30              $0.32          -6.3%
Earnings Per Share -
   Assuming Dilution       0.30               0.32          -6.3%



                          Balance Sheet as of
                          ___________________

              December 31, 2003  December 31, 2002 Percent Change
              _________________  _________________ ______________
Total Assets       $351,892,000       $320,509,000           9.8%
Total Loans         225,381,000        199,065,000          13.2%
Total Deposits      231,074,000        223,350,000           3.5%

Union National Community Bank, a wholly-owned subsidiary of Union
National Financial Corporation, has been serving its communities for 150 years. The bank operates seven retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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